Exhibit 99.1

Contact:	LeAnne Zumwalt
Investor Relations
DaVita Inc.
310 536-2420

DAVITA INC. REPORTS 1st QUARTER 2005 RESULTS

El Segundo, California, April 27, 2005 – DaVita Inc. (NYSE: DVA), today announced results for the quarter ended March 31, 2005. Net income for the quarter ended March 31, 2005, was $56.3 million or $0.55 per share compared with $52.9 million or $0.51 per share for the same period of 2004.

Net income for the three months ended March 31, 2005 included refinancing charges of $6.9 million and $1 million of additional debt expense incurred as a result of the issuance of the new senior notes, offset by swap valuation gains of $8.4 million.

Financial and operating highlights include:

•	Cash Flow: Operating cash flow for the quarter ended March 31, 2005 was $111 million and free cash flow was $104 million. For the rolling 12-month ended March 31, 2005 operating cash flow was $356 million and free cash flow was $307 million, excluding the tax benefit from stock option exercises and the after-tax benefit of prior years’ Medicare lab recoveries. Including those items, the rolling 12-month operating cash flow was $405 million and free cash flow was $357 million.

•	Operating Income: Operating income for the first quarter was $106 million.

•	Volume: Total treatments for the first quarter were 1,868,787 or 24,270 treatments per day, an increase of 13.5% per day compared to the first quarter of last year. Non-acquired treatment growth was 5.6% for the first quarter.

•	Center Activity: As of March 31, 2005, we operated or provided administrative services at 665 outpatient centers serving approximately 54,900 patients. During the first quarter we acquired one center, opened 10 de novo centers, and closed one center. In addition, the operations of three centers were merged into three other existing centers.

Gambro Healthcare Acquisition:

The Company continues to be involved in active discussions with the Federal Trade Commission (FTC) staff regarding its planned acquisition of Gambro Healthcare, Inc. Although no agreement with the FTC has yet been reached, based on our discussions to date we expect we will be required to divest approximately 5% of the combined number of Gambro Healthcare and DaVita centers, which represents the same percentage of the combined revenues. However, the final resolution with the FTC could be materially different.

Recent Transactions

On March 22, 2005, we issued $500 million of 6 5/8% senior notes due 2013 and $850 million of 7 1/4% senior subordinated notes due 2015. We used the net proceeds along with available cash to repay all outstanding amounts under the Term Loan portions of our existing credit facilities, including accrued interest.

Outlook

Our 2005 operating income guidance is for operating income to be up 2% to 6% over 2004, exclusive of the effects of the proposed Gambro acquisition and related debt financing. At this time, we expect the Gambro Healthcare acquisition together with the related debt financing to be dilutive to EPS in the first year, neutral in the second year and accretive thereafter.

DaVita will be holding a conference call to discuss its first quarter results for 2005 on April 28, 2005, at 11:30 AM Eastern Time. The dial in number is 800-399-4406. A replay of the conference call will be available on DaVita’s official web page, www.davita.com, for the following 30 days.

This release contains forward–looking statements. Factors which could impact future results include the uncertainties associated with governmental regulations, general economic and other market conditions, acquisitions and the risk factors set forth in the Company’s SEC filings, including its Form 10-K for the year ended December 31, 2004. The forward-looking statements should be considered in light of these risks and uncertainties.

These risks and uncertainties include those relating to:

•	the concentration of profits generated from PPO and private indemnity patients,

•	possible reductions in private and government reimbursement rates,

•	changes in pharmaceutical practice patterns or reimbursement policies,

•	the Company’s ability to maintain contracts with physician medical directors,

•	legal compliance risks, including our continued compliance with complex government regulations and the ongoing review by the U.S. Attorney’s Office for the Eastern District of Pennsylvania and the OIG, the subpoena from the U.S. Attorney’s Office for the Eastern District of New York and the subpoena from the U.S. Attorney’s Office, Eastern District of Missouri, and

•	the Company’s ability to complete acquisitions of businesses, including the consummation of the Gambro Healthcare acquisition, and the percentage of centers we expect we will be required to divest, terms of the related financing, and subsequent integration of the business.

This Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

This release contains non-GAAP financial measures. For reconciliations of these non-GAAP financial measures to their most comparable measure calculated and presented in accordance with GAAP, see the attached reconciliation schedules.

DAVITA INC.

CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

(dollars in thousands, except per share data)

	Three months ended March 31,
	2005	2004
Net operating revenues	$609,958	$535,431
Operating expenses and charges:
Patient care costs	409,949	363,429
General and administrative	54,263	42,604
Depreciation and amortization	24,848	20,270
Provision for uncollectible accounts	10,886	9,577
Minority interests and equity income, net	4,016	2,718

Total operating expenses and charges	503,962	438,598

Operating income	105,996	96,833

Debt expense	17,534	11,636
Refinancing charges	6,872
Swap valuation gains	8,392
Other income	1,627	1,443

Income before income taxes	91,609	86,640
Income tax expense	35,275	33,775

Net income	$56,334	$52,865

Earnings per share:
Basic	$0.57	$0.54

Diluted	$0.55	$0.51

Weighted average shares for earnings per share:
Basic	99,399,612	98,099,476

Diluted	103,150,299	102,883,453

DAVITA INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(dollars in thousands)

	Three months ended March 31,
	2005	2004
Cash flows from operating activities:
Net income	$56,334	$52,865
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	24,848	20,270
Stock options, principally tax benefits	15,934	14,389
Swap valuation gains	(8,392)
Refinancing charges	6,872
Deferred income taxes	(5,814)	(1,016)
Minority interests in income of consolidated subsidiaries	4,410	3,160
Distributions to minority interests	(3,518)	(2,082)
Non-cash debt expense	625	484
Equity investment income	(394)	(442)
Loss on divestitures	(193)	(628)
Changes in operating assets and liabilities, other than from acquisitions and divestitures:
Accounts receivable	(10,888)	(12,511)
Medicare lab recoveries		19,000
Inventories	(2,820)	6,818
Other current assets	(289)	697
Other long-term assets	385	1,592
Accounts payable	(4,865)	8,843
Accrued compensation and benefits	5,421	2,393
Other current liabilities	9,088	1,779
Income taxes	28,500	5,315
Other long-term liabilities	(3,838)	5,190

Net cash provided by operating activities	111,406	126,116

Cash flows from investing activities:
Additions of property and equipment, net	(25,625)	(24,681)
Acquisitions and divestitures, net	(2,501)	(17,088)
Investments in and advances to affiliates, net	2,677	2,191
Intangible assets	(395)	(360)

Net cash used in investing activities	(25,844)	(39,938)

Cash flows from financing activities:
Borrowings	1,741,183	774,534
Payments on long-term debt	(1,748,663)	(786,791)
Deferred financing costs	(29,213)
Stock option exercises	17,031	17,578

Net cash (used in) provided by financing activities	(19,662)	5,321

Net increase in cash and cash equivalents	65,900	91,499
Cash and cash equivalents at beginning of period	251,979	61,657

Cash and cash equivalents at end of period	$317,879	$153,156

DAVITA INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)

(dollars in thousands, except per share data)

	March 31, 2005	December 31, 2004
ASSETS
Cash and cash equivalents	$317,879	$251,979
Accounts receivable, less allowance of $60,279 and $58,166	472,983	462,095
Inventories	34,697	31,843
Other current assets	44,441	44,210
Deferred income taxes	91,917	78,593

Total current assets	961,917	868,720
Property and equipment, net	415,713	412,064
Amortizable intangibles, net	79,585	60,719
Investments in third-party dialysis businesses	3,356	3,332
Other long-term assets	28,626	10,898
Goodwill	1,160,615	1,156,226

	$2,649,812	$2,511,959

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$91,366	$96,231
Other liabilities	166,302	157,214
Accrued compensation and benefits	139,340	133,919
Current portion of long-term debt	6,346	53,364
Income taxes payable	29,507	1,007

Total current liabilities	432,861	441,735
Long-term debt	1,362,006	1,322,468
Other long-term liabilities	22,473	22,570
Deferred income taxes	156,369	148,859
Minority interests	57,690	53,193
Commitments and contingencies
Shareholders’ equity:
Preferred stock ($0.001 par value, 5,000,000 shares authorized; none issued)
Common stock ($0.001 par value, 195,000,000 shares authorized; 134,862,283 shares issued)	135	135
Additional paid-in capital	550,987	542,714
Retained earnings	667,621	611,287
Treasury stock, at cost (34,878,913 and 36,295,339 shares)	(608,040)	(632,732)
Accumulated comprehensive income valuations	7,710	1,730

Total shareholders’ equity	618,413	523,134

	$2,649,812	$2,511,959

DAVITA INC.

SUPPLEMENTAL FINANCIAL DATA

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Q1 2005	Q4 2004	Q1 2004
Financial Results:
Net income	$56.3	$56.6	$52.9
Basic EPS	$.57	$.58	$.54
EPS assuming dilution	$.55	$.56 *	$.51

Operating income	$106	$105.2	$96.8

Operating income margin	17.4%	17.1%	18.1%

Other comprehensive income
Unrealized gain (loss) on securities, net of tax (expense) benefit of $(3.7), $(1.3) and $1.6	$6.0	$2.1	$(2.6)

Business Metrics:
Volume
Treatments	1,868,787	1,895,952	1,657,055
Number of treatment days	77.0	79.0	77.5
Treatments per day	24,270	23,999	21,381
Per day year over year increase	13.5%	14.5%	8.7%
Non-acquired growth	5.6%	6.0%	4.1%

Revenue
Total operating revenue	$610	$616	$535

Dialysis revenue per treatment	$310.92	$311.22	$311.02
Per treatment change from previous quarter	(0.1)%	(0.8)%	1.5%
Per treatment change from prior year	0.0%	1.6%	5.0%

Expenses
A. Patient care costs
Percent of revenue	67.2%	68.1%	67.9%
Per treatment	$219.37	$221.31	$219.32
Per treatment change from previous quarter	(0.9)%	0.6%	1.5%
Per treatment change from previous year	0.0%	2.4%	4.1%

B. General & administrative expenses
Percent of revenue	8.9%	8.6%	8.0%
Per treatment	$29.04	$28.03	$25.71
Per treatment change from previous quarter	3.6%	0.0%	6.2%
Per treatment change from previous year	13.0%	15.8%	5.0%

C. Bad debt expense as a percent of current-period revenue	1.8%	1.8%	1.8%

D. Consolidated effective tax rate	38.5%	37.4%	39.0%

*	Earnings per share benefited from a year-to-date reduction in the annualized tax rate that added $0.01 to the fourth quarter of 2004.

DAVITA INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Q1 2005	Q4 2004	Q1 2004
Cash Flow
Operating cash flow, excluding Medicare lab recoveries	$111.4	$82.3	$114.5
Operating cash flow, excluding Medicare lab recoveries and tax benefit from stock option exercises	$95.5	$70.0	$100.1
Free cash flow, excluding Medicare lab recoveries	$103.8	$67.4	$108.7
Free cash flow, excluding Medicare lab recoveries and tax benefit from stock option exercises	$87.8	$55.1	$94.3
Capital expenditures:
Development	$18.1	$25.0	$19.2
Routine maintenance/IT/other	$7.6	$14.9	$5.8
Acquisition expenditures, net	$2.5	$19.8	$17.1

Accounts Receivable
Net receivables	$473	$462	$400
DSO	71	70	70

Debt/Capital Structure
Total debt	$1,368	$1,376	$1,155
Net debt, (net of cash balance)	$1,050	$1,124	$1,002
Leverage ratio (see Note 1)	2.0x	2.2x	2.1x
Share repurchases (in millions)		.3
Average repurchase price		$30.14

Clinical (quarterly averages)
Dialysis adequacy - % of patients with Kt/V > 1.2	94%	94%	94%
Anemia measure - % of patients with HCT > 33	86%	86%	85%
Patients with arteriovenous fistula	43%

DAVITA INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in thousands)

Note 1:

The leverage ratio under the Company’s existing senior secured credit agreement is defined as all funded debt plus the face amount of all Letters of Credit issued, minus cash and cash equivalents, divided by “EBITDA”. The leverage ratio determines the interest rate payable by the Company under the credit agreement by establishing the margin over the base interest rate that is applicable. The following Leverage Ratio was calculated using “Consolidated EBITDA” as defined in the indentures governing our recently issued Senior Notes. Such calculation is consistent with the definition of “EBITDA” contained in the existing senior secured credit agreement, except that pro forma incremental “EBITDA” relating to acquisitions is included in the calculation of “EBITDA” under the existing senior secured credit agreement and is not included in the following calculations.

	Q1 2005	Q4 2004	Q1 2004
Net income	$56,334	$56,602	$52,865
Debt expense	17,534	15,777	11,636
Refinancing charges	6,872
Income taxes	35,275	33,845	33,775
Depreciation and amortization	24,848	23,212	20,270
Minority interests and equity income, net	4,016	3,880	2,718
Swap valuation gains	(8,392)

“Consolidated EBITDA” as defined in the indentures	$136,487	$133,316	$121,264

Annualized “Consolidated EBITDA” as defined in the indentures	$545,948	$533,264	$485,056

	Q1 2005	Q4 2004	Q1 2004
Total debt	$1,368,352	$1,375,832	$1,155,302
Letters of credit issued	22,959	22,959	23,738

	1,391,311	1,398,791	1,179,040
Less cash and cash equivalents	(317,879)	(251,979)	(153,156)

	$1,073,432	$1,146,812	$1,025,884

Annualized “Consolidated EBITDA” as defined in the indentures	$545,948	$533,264	$485,056

Leverage Ratio	2.0x	2.2x	2.1x

DAVITA INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

1. Operating cash flow, excluding Medicare lab recoveries related to prior years’ services, and tax benefit from stock option exercises:

	Q1 2005	Q4 2004	Q1 2004	Rolling 12- month period ended Q1 2005
Cash provided by operating activities	$111,406	$87,341	$126,116	$405,235
Less: Medicare lab recoveries for prior years’ services		(8,293)	(19,000)	(8,293)
Related income tax expense		3,234	7,410	3,234

Operating cash flow, excluding Medicare lab recoveries	111,406	82,282	114,526	400,176
Less: Tax benefit from stock option exercises	(15,934)	(12,305)	(14,389)	(44,315)

	$95,472	$69,977	$100,137	$355,861

2. Free cash flow, excluding Medicare lab recoveries related to prior years’ services, and tax benefit from stock option exercises:
Free cash flow represents net cash provided by operating activities less non-development capital expenditures. We believe free cash flow is a useful adjunct to cash flow from operating activities and other measurements under generally accepted accounting principles in the United States since it is a meaningful measure of our ability to fund acquisition and development activities and meet our debt service requirements. Free cash flow is not a measure of financial performance under generally accepted accounting principles in the United States and should not be considered as an alternative to cash flows from operating, investing or financing activities as an indicator of cash flows or as a measure of liquidity.

	Q1 2005	Q4 2004	Q1 2004	Rolling 12- month period ended Q1 2005
Cash provided by operating activities	$111,406	$87,341	$126,116	$405,235
Less: Expenditures for routine maintenance and information technology	(7,634)	(14,883)	(5,816)	(48,372)

Free cash flow	103,772	72,458	120,300	356,863
Medicare lab recoveries related to prior years’ services		(8,293)	(19,000)	(8,293)
Related income tax expense		3,234	7,410	3,234

Free cash flow, excluding Medicare lab recoveries	103,772	67,399	108,710	351,804
Less: Tax benefit from stock option exercises	(15,934)	(12,305)	(14,389)	(44,315)

	$87,838	$55,094	$94,321	$307,489